UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FLUOR CORPORATION
(Name of Registrant as Specified In Its Charter)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2020

FLUOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-16129	33-0927079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6700 Las Colinas Blvd. Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

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Not Applicable

(Former name or former address, if changed since last report)

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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	FLR	New York Stock Exchange
Preferred Stock Purchase Rights	FLR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2020, Fluor Corporation (the “Corporation”) announced that its Board of Directors (the “Board”) appointed Mr. David E. Constable, a member of the Board, to serve as Chief Executive Officer of the Corporation, effective January 1, 2021. In anticipation of his expected retirement from the Corporation, Mr. Carlos M. Hernandez will step down from his position as Chief Executive Officer and as a member of the Board on December 31, 2020. Through June 30, 2021, Mr. Hernandez will remain with the Corporation in a non-executive officer role serving as Special Advisor to the Chief Executive Officer and Chairman to provide transition services, including support in completing and filing the fiscal 2020 annual report on Form 10-K.

Mr. Constable, age 59, has served as a director of the Corporation since 2019. He previously served as chief executive officer (from 2011) and president (from 2014) of Sasol Limited, an integrated chemicals and energy company, until his retirement in 2016. Prior to joining Sasol Limited, Mr. Constable had a nearly 30-year career at the Corporation, serving in various leadership roles within the company from 1982 to 2011 before returning to the Corporation’s Board of Directors in 2019.

Mr. Constable does not have any family relationships with any director or executive officer of the Corporation, and there are no arrangements or understandings with any person pursuant to which he was selected as an officer or director of the Corporation. In addition, there have been no transactions involving Mr. Constable that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

In his role as Chief Executive Officer, Mr. Constable will receive an annual base salary for 2021 of $1.35 million. He will be eligible for a cash award under the Corporation’s annual incentive program with a target award of 150% of base salary and for 2021 annual long-term incentive equity awards of $9.35 million, all of which shall be subject to approval and such terms and conditions as established by the Board’s Organization and Compensation Committee. In connection with his appointment, Mr. Constable will also receive a $5 million sign-on equity award, equally split between restricted stock units and stock options that vest annually over five years. The stock options are exercisable only if the Company’s stock price appreciates by at least 25% for a period of 20 consecutive trading days during such five-year period. Mr. Constable will receive a transition and relocation payment of $1 million (which must be repaid in full if his employment terminates within twelve months), and selected relocation payments under the Fluor policy. He will also participate in other plans and benefit programs generally available to the Corporation’s executives.

Mr. Hernandez’s current compensation will remain unchanged through December 31, 2020, including remaining eligible for a 2020 annual incentive payment to be determined by the Board’s Organization and Compensation Committee and subject to his continued employment through the payment date. Under a retirement and release agreement, he will, as of December 31, 2020, vest in the cash retention award granted him in November 2019 and be entitled to a severance payment of $1.725 million, which is subject to recoupment if he competes against the Corporation, fails to provide transition services through June 30, 2021, or fails to sign a release of any claims against the Corporation and its related persons and entities. For his services during the transition period, he will continue to receive his current salary and will generally participate in benefit programs available to non-executives. During the transition period, his work will be at a level that results in a “separation of service” on the Transition Date under the Fluor 409A Executive Deferred Compensation Program and for purposes of Section 409A of the Internal Revenue Code (the “Code”), and is subject to termination and forfeiture of benefits if he competes with the Corporation. Provided that he signs a release after he retires from the Corporation on July 1, 2021, he will be paid a 2021 bonus of $862,500, and, as a retirement-eligible executive, will be eligible for continued vesting of his outstanding equity awards (including those granted in 2020, assuming he remains employed through February 22, 2021), subject to compliance with certain restrictive covenants. Following his retirement, Mr. Hernandez will serve as a consultant to the Corporation through June 30, 2022 for a quarterly payment of $125,000 and will be subject to a non-competition and non-solicitation agreement.

The foregoing description of Mr. Constable’s and Mr. Hernandez’s compensation are summaries and are qualified by reference to the terms of their respective agreements, which will be filed with the Corporation’s 2020 annual report on Form 10-K with the Securities and Exchange Commission.

Item 7.01.	Regulation FD Disclosure.

A copy of the Corporation’s press release regarding the foregoing matters is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit Number	Description
99.1	Press Release issued by Fluor Corporation on November 2, 2020.

104	Cover Page Interactive Data File, formatted in Inline XBRL, and included as Exhibit 101.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2020	FLUOR CORPORATION

	By:	/s/ John R. Reynolds
John R. Reynolds
Executive Vice President, Chief Legal Officer and Secretary